EXHIBIT 21.1

                            COMFORT SYSTEMS USA, INC.
                              LIST OF SUBSIDIARIES

ENTITY                                                             STATE OF
NUMBER    NAME OF ENTITY                                           ORGANIZATION
------    --------------                                           ------------
1.        Aaron Mechanical, Inc.                                   Michigan
2.        ACI Mechanical, Inc.                                     Delaware
3.        A.C.I. Mechanical USA, Inc.                              Delaware
4.        Accurate Air Systems, L.P.                               Texas
5.        Accu-Temp GP, Inc.                                       Delaware
6.        Accu-Temp LP, Inc.                                       Delaware
7.        Accu-Temp, LLC                                           Indiana
8.        Air Masters of Tampa Bay, Inc.                           Delaware
9.        Air Solutions USA, Inc.                                  Delaware
10.       Air Temp, Inc.                                           Delaware
11.       American Mechanical Inc.                                 Michigan
12.       American Refrigeration Contractors,  Inc.                Delaware
13.       Armani Plumbing & Mechanical, Inc.                       New York
14.       Atlas-Accurate Holdings, L.L.C.                          Delaware
15.       Atlas Air Conditioning Company, L.P.                     Texas
16.       Batchelor's Mechanical Contractors, Inc.                 Alabama
17.       BCM Controls Corporation                                 Massachusetts
18.       Border Electric Co., L.P.                                Texas
19.       Border Mechanical Co., L.P.                              Texas
20.       Carmack Heating & Air, L.L.C.                            Utah
21.       Carson Brothers, Inc.                                    Montana
22.       CEL, Inc. (Casey Electric)                               Delaware
23.       Central Mechanical Construction Co. , Inc.               Delaware
24.       Central Mechanical, Inc.                                 Delaware
25.       Climate Control, Inc.                                    Delaware
26.       Comfort Systems USA (Florida), Inc.
          (FORMERLY THE DRAKE CORPORATION--ALL TEMP
          SERVICES, INC. MERGED INTO IT)                           Florida
27.       Comfort Systems USA G.P., Inc.                           Delaware
28.       Comfort Systems USA (Texas), L.P.                        Texas
29.       Contract Service, Inc.
          [C.S.I./Bonneville]                                      Utah
30.       CS44 Acquisition Corp. [Edmonds/Service
          Refrigeration]                                           Delaware
31.       Design Mechanical Incorporated                           Delaware
32.       Eastern Heating & Cooling, Inc.                          New York
33.       Eastern Refrigeration Co., Inc.                          New York
34.       EDS, Inc. [Energy Development Services]                  Minnesota
35.       E.L. Pruitt Company                                      Delaware
36.       ESS Engineering, Inc.                                    Delaware
37.       F&G Mechanical Corporation                               Delaware
38.       FIX Reinsurance Corporation                              Vermont
39.       Fred Hayes Mechanical Contractors, Inc.                  Delaware
40.       Freeway Heating & Air Conditioning, Inc.                 Utah
41.       GMS Air Conditioning, Inc.                               Delaware

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
                            COMFORT SYSTEMS USA, INC.
                              LIST OF SUBSIDIARIES

ENTITY                                                             STATE OF
NUMBER    NAME OF ENTITY                                           ORGANIZATION
------    --------------                                           ------------
42.       Gotham Air Conditioning Service, Inc.                    Delaware
43.       Gulfside Mechanical, Inc.                                Delaware
44.       H & H Plumbing & Heating, Inc.                           Delaware
45.       H & M Mechanical, Inc.                                   Delaware
46.       Harris General & Mechanical Contractors, Inc.            Delaware
47.       Helm Corporation                                         Colorado
48.       Helm Corporation San Diego                               California
49.       Hess Mechanical  Corporation                             Delaware
50.       Hillcrest Sheet Metal, Inc.                              Delaware
51.       Industrial Cooling Inc.                                  Delaware
52.       J & J Mechanical, Inc.                                   Kentucky
53.       James Air Conditioning Enterprise Inc.                   Puerto Rico
54.       Kilgust Mechanical, Inc.                                 Delaware
55.       Kuempel Service, Inc.                                    Ohio
56.       Lawrence Service, Inc.                                   Tennessee
57.       Lower Bucks Cooling and Heating Corporation              Pennsylvania
58.       Lowrie Electric Company, Inc.                            Tennessee
59.       MDC Service Corporation                                  California
60.       Mandell Mechanical Corporation                           New York
61.       Martin Heating, Inc.                                     Delaware
62.       Maximum Refrigeration & Air Conditioning Corp.           Delaware
63.       Meadowlands Fire Protection Corp.                        New Jersey
64.       Mechanical Service Group, Inc. [Page]                    Delaware
65.       Mechanical Technical Services, L.P.                      Texas
66.       MJ Mechanical Services, Inc.                             Delaware
67.       Neel Mechanical Contractors, Inc.                        Delaware
68.       Nogle & Black Mechanical, Inc.                           Delaware
69.       North American Mechanical, Inc.                          Delaware
70.       North Jersey Mechanical Contractors, Inc.                New Jersey
71.       OK Sheet Metal and Air Conditioning, Inc.                Delaware
72.       Orbit Systems, Inc.                                      New Hampshire
73.       Outbound Services, Inc.                                  Delaware
74.       Plant Services Incorporated                              Iowa
75.       Quality Air Heating & Cooling, Inc.                      Michigan
76.       Radney Plumbing, Inc.                                    Delaware
77.       River City Mechanical, Inc.                              Michigan
78.       River City Mechanical, Incorporated                      Delaware
79.       RMC2 Mechanical Systems, Inc.                            California
80.       Ross & Associates, Inc.                                  Delaware
81.       S&K Air Conditioning Co., Inc.                           Georgia
82.       S. I. Goldman Company, Inc.                              Delaware
83.       S.M. Lawrence Company, Inc.                              Tennessee

                            COMFORT SYSTEMS USA, INC.
                              LIST OF SUBSIDIARIES

ENTITY                                                             STATE OF
NUMBER    NAME OF ENTITY                                           ORGANIZATION
------    --------------                                           ------------
84.       SA Associates, Inc. (fka Salmon & Alder, Inc.)           Utah
85.       Salmon &  Alder, LLC                                     Utah
86.       Seasonair, Inc.                                          Maryland
87.       Shambaugh & Son, L.P.                                    Texas
88.       Sheren Plumbing & Heating, Inc.                          Delaware
89.       Southern Bluegrass Mechanical, Inc.                      Delaware
90.       Standard Heating & Air Conditioning Company              Alabama
91.       Superior Heating and Sheet Metal Company                 Delaware
92.       Target Construction, Inc.                                Delaware
93.       Tech Heating and Air Conditioning, Inc.                  Ohio
94.       Tech Mechanical Inc.                                     Ohio
95.       Temp-Right Service, Inc.                                 Delaware
96.       Temprite Air Conditioning and Refrigeration, Inc.        Delaware
97.       The Capital Refrigeration Company                        Delaware
98.       The Fagan Company                                        Kansas
99.       The Harvey Robbin Company                                Delaware
100.      Tri-City Mechanical, Inc.                                Arizona
101.      Troost Service Co.                                       Michigan
102.      United Environmental Services, L.P.                      Texas
103.      Walker-J-Walker, Inc.                                    Tennessee
104.      Weather Engineering, Inc.                                Delaware
105.      Western Building Services, Inc.                          Colorado

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